EXHIBIT 99

                        NEVADA COMMUNITY BANCORP LIMITED

                    PROXY FOR SPECIAL MEETING OF SHAREHOLDERS

                         To Be Held On January 17, 2003

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

     The undersigned shareholder of NEVADA COMMUNITY BANCORP LIMITED hereby appoints Thomas C. Mangione and Glenn C. Christenson, or either of them, to represent the undersigned at the special meeting of the shareholders of NEVADA COMMUNITY BANCORP LIMITED to be held on January 17, 2003, at 8:00 a.m. (local time), at the offices of Nevada Community Bancorp Limited, 10000 West Charleston, Suite 110, Las Vegas, Nevada 89135, and at any adjournments or postponements thereof, and to vote the number of shares the undersigned would be entitled to vote if personally present at the meeting on the matters listed below.

     When properly executed, this proxy will be voted in the manner directed by the undersigned shareholder and in the discretion of the proxy holder as to any other matter that may come before the special meeting of shareholders and at any adjournment or postponement thereof. If no direction is given, this proxy will be voted "FOR" the proposal to approve and adopt the Plan of Share Exchange and in the discretion of the proxy holder as to any other matter that may properly come before the meeting or any adjournments or postponements thereof.

     WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, YOU ARE URGED TO COMPLETE, DATE, AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE PLAN OF SHARE EXCHANGE.

     1. Proposal to approve and adopt the Plan of Share Exchange, dated as of November 14, 2002, between and among CAPITOL BANCORP LIMITED and the shareholders of NEVADA COMMUNITY BANCORP LIMITED to exchange the shares of common stock of NEVADA COMMUNITY BANCORP LIMITED not now held by CAPITOL BANCORP LIMITED for shares of common stock of CAPITOL BANCORP LIMITED according to the terms of the Plan of Share Exchange. After the share exchange, NEVADA COMMUNITY BANCORP LIMITED will be a wholly-owned subsidiary of CAPITOL BANCORP LIMITED.

     [ ] FOR   [ ] AGAINST    [ ] ABSTAIN
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     2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Meeting.

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, IT SHALL BE VOTED FOR PROPOSAL 1.

Dated:  _______________, 200_

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                                        Number of Shares of Common Stock


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                                        Signature (and title if applicable)


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                                        Signature (if held jointly)

                                        Please sign your name exactly as it
                                        appears on your stock certificate.
                                        When shares are held by joint tenants,
                                        both should sign. When signing as
                                        attorney, executor, administrator,
                                        trustee or guardian, please give full
                                        title as such. If a corporation, please
                                        sign in full corporate name by the
                                        President or other authorized officer.
                                        If a partnership, please sign in
                                        partnership name by authorized person.